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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Registration Statement on Form S-3 of
National Energy Group, Inc. (File No. 333-     ) of our report, which includes
an explanatory paragraph relating to the Company's adoption of different methods of accounting for its oil and gas properties and income taxes, dated February 22, 1994, on our audit of the consolidated financial statements of American Natural Energy Corporation and Subsidiaries ("the Company") for the year ended December 31, 1993.


                                                /s/ COOPERS & LYBRAND LLP
                                                ----------------------------
                                                    COOPERS & LYBRAND LLP

Tulsa, Oklahoma
January 20, 1997